Exhibit 3.2

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “GALENA BIOPHARMA, INC.”, CHANGING ITS NAME FROM “GALENA BIOPHARMA, INC.” TO “SELLAS LIFE SCIENCES GROUP, INC.”, FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF DECEMBER, A.D. 2017, AT 11 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-NINTH DAY OF DECEMBER, A.D. 2017 AT 4:45 O’CLOCK P.M.

4136433 8100
SR# 20177846019	Authentication: 203855533 Date: 12-29-17
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:00 AM 12/29/2017
FILED 11:00 AM 12/29/2017
SR 20177844707 - File Number 4136433

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

GALENA BIOPHARMA, INC.

(Pursuant to Sections 242 of the

General Corporation Law of the State of Delaware)

Galena Biopharma, Inc., organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That Article I of the Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended, be, and hereby is, amended in its entirety to read as follows:

ARTICLE I

The name of this corporation is “SELLAS Life Sciences Group, Inc.”.

SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment shall become effective at 4:45 p.m. (Eastern Time) on December 29, 2017.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 29th day of December 2017.

By:
Authorized Officer
Title:	Interim General Counsel & Corporate Secretary
Name:	Thomas J. Knapp